Exhibit 99.1

Cisco Announces Intent to Acquire NDS

Acquisition of NDS Will Expand Cisco’s Ability to Transform How Service Providers and Media Companies Worldwide Deliver Next-Generation Video Experiences to Subscribers

SAN JOSE, CA and LONDON – (Marketwire – Mar 15, 2012) – Cisco (NASDAQ: CSCO) today announced its intent to acquire NDS Group Ltd., a leading provider of video software and content security solutions that enable service providers and media companies to securely deliver and monetize new video entertainment experiences.

NDS uses the combination of a software platform and services to create differentiated video offerings for service providers that enable subscribers to intuitively view, search and navigate digital content anytime, anywhere and on any device.

The acquisition of NDS will complement and accelerate the delivery of Videoscape™, Cisco’s comprehensive platform that enables service providers and media companies to deliver next-generation entertainment experiences. Acquiring NDS will broaden Cisco’s opportunities in the service provider market, expanding its reach into emerging markets, such as China and India, where NDS has an established customer footprint.

Under the terms of the agreement, Cisco will pay approximately $5 billion, including the assumption of debt and retention-based incentives, to acquire all of the business and operations of NDS. The acquisition has been approved by the boards of directors of both companies.

The acquisition is expected to close during the second half of calendar year 2012, subject to customary closing conditions, including regulatory review in the United States and elsewhere. The net impact to Cisco is expected to be accretive to EPS in the first full year on a non-GAAP basis.

Highlights/Key Facts

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Cisco’s open, standards-based Videoscape platform, which spans the cloud, the network and end-user clients, is a key part of the company’s overall video strategy to deliver TV experiences that make access to content more visual, mobile and social for consumers, while protecting and enhancing the value of content for service providers and media companies.

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The addition of NDS’s leading software solutions, such as the end-user viewing client and content security solutions, combined with its systems integration expertise, will accelerate the delivery of the Cisco Videoscape platform.

•	This acquisition reflects Cisco’s increased strategic focus on video, one of its five foundational priorities, and its investment in software and services revenue streams and competencies.

•	This acquisition underscores Cisco’s commitment to its “build, buy, and partner” strategy to grow through a combination of organic innovation, targeted acquisitions and strategic partnering.

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In terms of valuation, on a forward-looking basis, the acquisition is generally in line with the earnings before interest, taxes, depreciation and amortization (EBITDA) multiples paid when NDS was taken private in 2009, and is within the multiples ranges for comparable deals, including Cisco’s acquisition of Tandberg.

•	A significant portion of NDS’s software, services and content protection business is recurring, with long-term contracts, typically with an average duration of approximately five years.

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Prior to the close, Cisco and NDS will continue to operate as separate companies. Upon completion of the transaction, NDS’s global operations, including sites in the United Kingdom, Israel, France, India and China, and its approximately 5,000 employees will join the Cisco Service Provider Video Technology Group (SPVTG), led by Senior Vice President and General Manager Jesper Andersen.

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Dr. Abe Peled, NDS Executive Chairman, will be named Senior Vice President and Chief Strategist for Cisco’s Video & Collaboration Group, of which SPVTG is a part. Dr. Peled will report directly to Marthin De Beer, Senior Vice President, Cisco Video and Collaboration Group.

Quotes

John Chambers, Chairman and CEO, Cisco

“Our strategy has always been driven by customer need and on capturing market transitions. Our acquisition of NDS fits squarely into this strategy, enabling content and service providers to deliver new video solutions that leverage the cloud and drive new monetization opportunities and service differentiation.”

Dr. Abe Peled, Executive Chairman, NDS

“Cisco and NDS are helping drive the transition that will enable service providers and media companies to offer new revenue-generating video experiences. NDS’s open software video platform and services are highly complementary to Cisco technology, and together we are uniquely positioned to enable service providers to deliver fresh and exciting multi-screen video services to their customers. A key component of NDS’s success has been our open software and services model, working with a wide range of set-top box manufacturers to enable greater choice for our customers; following this acquisition this strategy will continue and expand the choice of hardware solutions available to service providers worldwide.”

Dave Habiger, CEO, NDS

“This is a transformational opportunity for not only NDS and Cisco, but also our service provider customers and their consumers. Together we make the connected vision a reality.”

Investor and Media Events:

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John Chambers, Cisco’s Chairman and CEO, Ned Hooper, Cisco’s Senior Vice President and Chief Strategy Officer, and Abe Peled, Executive Chairman of NDS, will host a joint investor call on March 15 at 6:00 a.m. PDT to discuss the proposed transaction. The dial-in number is 517-308-9354 (international) and 800-619-2472 (United States). Conference call replay will be available from 10:00 a.m. PDT, March 15, 2012, to 4:30 p.m. PDT, March 30, 2012 at 203-369-3287 (international) and 800-469-5424 (United States). The replay also will be available via webcast from Thursday, March 15, through April 13, 2012 on the Cisco Investor Relations website at http://investor.cisco.com.

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John Chambers and Abe Peled will host a joint Web-based video press conference on March 15 at 9:30 a.m. PDT. Members of the media are invited to watch this live webcast by clicking here. Please note that online registration is required. A broadcast replay will be available within 24 hours. For more information on this announcement, please visit newsroom.cisco.com.

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Tags / Keywords:

Cisco, NDS, video, service provider

About Cisco

Cisco (NASDAQ: CSCO) is the worldwide leader in networking that transforms how people connect, communicate and collaborate. Information about Cisco can be found at http://www.cisco.com. For ongoing news, please go to http://newsroom.cisco.com.

About NDS

NDS Group Ltd. creates the technologies and applications that enable pay-TV operators to securely deliver digital content to TV STBs (set-top boxes), DVRs (digital video recorders), PCs, mobiles and other multimedia devices. Over 90 of the world’s leading pay-TV platforms rely on NDS solutions to protect and enhance their business.

NDS’ VideoGuard® is the world’s market-leading content and service protection solution, deployed in 125 million pay-TV households. VideoGuard conditional access (CA) and digital rights management (DRM) technologies safeguard pay-TV service revenues exceeding $50 billion. NDS middleware, which enables a host of advanced services for subscribers, has been deployed on 214 million devices. NDS DVR technology, centred around XTV™, is a leader in the global industry with 47 million units deployed. (Deployment figures as of 31st December 2011).

Headquartered in the UK, with over 5000 employees, NDS remains committed to investing in technology and development with over 75% of its employees dedicated to pioneering work at development centres in France, India, Israel, Korea, UK and US.

Cisco and the Cisco logo are trademarks or registered trademarks of Cisco and/or its affiliates in the U.S. and other countries. A listing of Cisco’s trademarks can be found at www.cisco.com/go/trademarks. Third-party trademarks mentioned are the property of their respective owners. The use of the word partner does not imply a partnership relationship between Cisco and any other company.

NDS is a registered trademark or trademark in the U.S. and certain other countries. All other trademarks are property of their respective owners.

Forward-Looking Statements

This release may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, among others, statements regarding Cisco’s ability as a result of the acquisition to transform how service providers and media companies deliver next generation video experiences, acceleration of the delivery of Cisco’s Videoscape platform, broadening opportunities in the service provider market, expansion of Cisco’s reach into emerging markets, the expected benefits of the acquisition to Cisco and its customers, the expected financial performance of Cisco (including projections) following completion of the acquisition, the timeframe during which the acquisition is expected to close, and plans regarding NDS personnel. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including, among other things, obtaining regulatory approval of the acquisition, the potential impact on the business of NDS due to the uncertainty about the acquisition, the retention of employees of NDS and the ability of Cisco to successfully integrate NDS and to achieve expected benefits, business and economic conditions and growth trends in the networking industry, customer markets and various geographic regions, global economic conditions and uncertainties in the geopolitical environment and other risk factors set forth in Cisco’s most recent reports on Form 10-K and 10-Q filed on September 14, 2011 and February 21, 2012, respectively. Any forward-looking statements in this release are based on limited information currently available to Cisco, which is subject to change, and Cisco will not necessarily update the information.

Contact Information

Press Contact:

Jim Brady

Cisco

(408) 424-2150

jimbrady@cisco.com

Press Contact (Europe):

Erin Bergamo-Tacy

Cisco

+44 20 8824 3753

ebergamo@cisco.com

Industry Analyst Contact:

Ben Culp

(949) 823-3787

beculp@cisco.com

Investor Relations Contact:

Carol Villazon

Cisco

(408) 527-6538

carolv@cisco.com